CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Phillips Street Trust: Fidelity Cash Reserves, of our report dated January 4, 2001 on the financial statements and financial highlights included in the November 30, 2000 Annual Report to Shareholders of Fidelity Phillips Street Trust: Fidelity Cash Reserves.

We also consent to the incorporation by reference in the Registration Statement, of our report dated October 6, 2000 on the financial statements and financial highlights included in the August 31, 2000 Annual Report to Shareholders of Fidelity Union Street II: Fidelity Daily Income Trust.

We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity Phillips Street Trust: Fidelity Cash Reserves and Fidelity Union Street II: Fidelity Daily Income Trust, which are also incorporated by reference into the Proxy/Prospectus.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
March 23, 2001